Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): March 15, 2005




                        Commission File Number:   333-57780



                             INTERCARE DX, INC.
             (Exact name of registrants specified in its charter)

               California                          95-4304537

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                         900 Wilshire Avenue, Suite 500
                          Los Angeles, California 90017
                       (213) 627-8878 Fax: (213) 627-9183



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

































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
SECTION  1.   Registrant's Business and Operations              Not  Applicable

SECTION  2.   Financial  Information                            Not  Applicable

SECTION  3.   Securities and Trading Markets                    Not  Applicable


SECTION  4.   Matters Relating to Accountants and
Financial Statements                                           Not  Applicable

SECTION  5.  Corporate governance and Management               Not  Applicable

SECTION  6.  Reserved                                          Not  Applicable

SECTION  7.  Regulation FD

On March 15, 2005, the registrant issued a press release announcing a joint Product marketing agreement with Excel Medical Inc.

SECTION  8:  Other Events                                      Not  Applicable

SECTION  9:  Financial Statements and Exhibits                 Not  Applicable

Exhibit 99.1
A Copy of press release announcing the joint product marketing agreement with Excel-Medical Electronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        InterCare DX,  Inc.
                                          (Registrant)

Date:  March 15, 2005              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)

































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Exhibit 99.1

FOR  IMMEDIATE  RELEASE:  Tuesday  March  15,  2005

     InterCare announces Joint Product Marketing Agreement With Excel Medical
                                Electronics, Inc.

"Successfully  Integrates  BedMaster  and  CathCenter  Applications  into  ICE
Software"

LOS ANGELES, March 15, 2005 Anthony C. Dike, MD, Chairman and CEO of InterCare DX, Inc, . (OTCBB: ICCO), announced today that InterCare has entered into a joint product marketing agreement with Excel Medical Electronics, Inc. (Excel Medical), a medical engineering company located north of West Palm beach, Florida.

The purpose of this agreement is to integrate Excel Medical Electronics Technologies which includes BedMaster and Cardiac CathCenter Modules into ICE Medical Information System, as well as promoting the sale of their products and services and supporting the pursuit of mutually advantageous business opportunities.

To this end, Intercare is proud to announce that it has successfully integrated BedMaster and Cardiac CathCenter, both products of Excel Medical into InterCare's ICE software.

The BedMaster system uses an open architecture to acquire vital signs, alarm, and wave form data from any patient monitoring device on the GE Patient Monitoring Unity Network, thus allowing researchers and clinicians access to patient data in an easy-to-use spreadsheet format along with access to binary data and printed reports. By Interfacing with ICE software, clinical data can now be linked to electro-physiological data, thus providing complete and detailed linked patient data for archiving and research purposes in a real-time fashion.

The CathCenter Hemodynamic Interface provides a network interface between third party hemodynamic cardiac catheterization devices, such as GE/Marquette MacLab, and Health Level Seven (HL7) devices. The application resides on a CathCenter server, which has bi-directional application software to directly interface to HL7 devices thereby controlling the export and import of patient hemodynamic data. The Interface allows the cardiologist to review Cardiac Catheterization Hemodynamic data over the hospital intranet.

"We have great confidence in the talents and synergies presented by this strategic relationship with Excel Medical, whose innovative technology and experience in product design for Cardiology and Vascular-equipments, together with their knowledge of hospital data enterprise, positions them to be a leader in the development of embedded hemodynamic interfaces for the Cardiology and Critical Care Medicine.'' said Dike.

"We are proud to be associated with InterCare DX in further enhancing the ICE Electronic Health Record System by interfacing the BedMaster and Cardiac CathCenter Interface into ICE " said John Hoffman, President and CEO of Excel Medical Electronics, Inc. "One of the dilemmas researchers and clinicians have is the ability to easily collect vital signs data from patients in a networked patient monitoring environment, since access to these data often requires time-consuming manual recordkeeping using vendor-supplied patient monitoring software. The integration of BedMaster and Cardiac CathCenter embedded software into ICE software now eliminates all these problems," said Mr. Hoffman.

About  Excel-Medical  Electronics

Excel-Medical Electronics, Inc., is a privately held medical engineering company with extensive experience in product design for the Cardiology and Vascular equipment industry and is located in Jupiter, Florida. The Company's mission is to provide innovative and cost effective products to the Medical Community. For more information, please visit their web-site at www.excel-medical.com

About  InterCare  DX,  Inc.

InterCare DX, is an innovative software products development and services company, specializing in developing healthcare management and information systems solutions. The company markets and resells the InterCare Clinical Explorer (ICE ), which is designed to integrate every aspect of the healthcare enterprise. For additional information, visit WWW.INTERCARE.COM.
                                                   -----------------

NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Material that is forward-looking may contain statements about expected future events and/or financial results that are forward-looking in nature. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company's results to differ from such forward-looking statements. These include, but are not limited to, economic, competitive, governmental, technological and other factors discussed in the statements and/or in the company's filings with the Securities and Exchange Commission.

                                      #  #  #

CONTACT:  Anthony  C.  Dike
          Chairman/CEO
          InterCare  DX,  Inc
          213-627-8878
          www.intercare.com
          -----------------




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